Exhibit 99.1

For Immediate Release

Danka Reports Second-Quarter Operating Results

ST. PETERSBURG, FLORIDA (November 3, 2005) – Danka Business Systems PLC (NASDAQ: DANKY) today reported second-quarter revenue of $266.7 million, gross margins of 32.6%, and an operating loss of $5.0 million that includes a $1.6 million restructuring charge. That charge relates to the company’s ongoing Vision 21 reengineering program, which contributed to a decline in second-quarter selling, general and administrative (SG&A) expenses as a percentage of revenue to 33.7%. All of the second-quarter results, as well as results for prior reporting periods, are from continuing operations and have been adjusted to exclude Danka’s former Latin America division, which was sold to Toshiba America Business Solutions, Inc., near the end of the quarter.

“Our second-quarter results reflect continued pressure on our revenue and margins across the board, in part due to this period’s normal seasonality and the effects of a highly competitive market environment,” said Danka Chief Executive Officer Todd Mavis. “To meet these challenges, we have continued to take costs out of the business, and we expect recent organizational streamlining and outsourcing actions to yield further savings. In addition, we have significantly narrowed our geographical focus with recent sales of our operations in Canada and Latin America. We continue to be encouraged by the performance of our General Line Field Sales groups, but were disappointed in our U.S. National Accounts business, where a few larger transactions were delayed. Market pricing pressures, equipment mix, and other factors impacted our gross margins and we are taking steps to address this. In addition, while volume from newer service contracts with printer manufacturers ramped up more slowly than anticipated in the second quarter, our core annuity services metrics continued to improve with the digital portion of our installed base increasing to 72%, digital volume increasing to 85% of total volume, and sales of digital color systems growing by 16% over the year-ago quarter.”

For the second quarter:

•	Total revenue was $266.7 million, 9% less than the year-ago period, with retail equipment and related sales declining by 6% and retail service revenue declining by 12%. Primary reasons for the decline in retail equipment revenue were the delay of certain transactions in the company’s U.S. National Accounts business, softness in certain European geographies and gaps in our U.S. product portfolio. The decline in retail service revenue was due in large part to the decline in our analog business, a continuing decline and shift in our machines in field, and lower service pricing. We further experienced a slower than anticipated ramp-up in volume from newer printer manufacturer contracts.

•	Consolidated gross margins were 32.6% of revenue, compared to 36.2% in the year-ago quarter. In the retail equipment segment the factors in the margin decline included worldwide market pressures on pricing, an unfavorable product mix during the quarter, primarily in Europe, certain product gaps and lower manufacturer incentives due to lower sales. The decline in retail service margins was due in large part to the effect of lower revenue on fixed service costs and continuing investments to meet service-level obligations to our newer, printer manufacturer partners.

Danka Reports Second-Quarter Operating Results

November 3, 2005

•	SG&A expenses were $90.0 million (or 33.7% of sales), 11% lower than the year-ago period. Contributing to the decrease were lower overhead and corporate costs as a result of the company’s continued streamlining of operations and efficiencies from its Vision 21 initiative. SG&A was favorably impacted in the current quarter by a $4.0 million sales tax recovery in the U.S.

•	Operating loss from continuing operations was ($5.0) million, including a $1.6 million restructuring charge, compared to operating earnings of $5.9 million (which included a $2.7 million restructuring reversal) in the year-ago quarter.

“In addition to our continuing priority to streamline the business and reduce costs, we’re also focused on the effective management of working capital,” noted Danka Chief Financial Officer Ed Quibell, a veteran of the services and software industries who joined the company as CFO in August. “In the second-quarter we saw sequential improvements in key working capital areas, including a $9.3 million reduction in net accounts receivable and a $9.5 million decrease in inventories, along with a $18.2 million reduction in accounts payable and accrued expenses. Further evidence of improvement is U.S. Days Sales Outstanding, a major area of focus for us, which were just over 46 days compared to over 60 days a couple of quarters ago. On the expense side, we have cut our general and administrative expenses by 17% over the past year as we have become more efficient and increased employee productivity.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s second-quarter results has been scheduled for today, Thursday, November 3, at 10:00 a.m. EST. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555; other international callers should dial 706-643-7754. No conference number is needed. A recording of the call will be available from approximately two hours after it’s completed through 5:00 p.m. EST on Thursday, November 10. To access this recording, please call either 800-642-1687 or 706-645-9291 (the reference number for replay is 1727004) or visit Danka’s Web site.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
Danka London – Paul G. Dumond, 44-207-605-0154

Danka is a registered trademark and TechSource is a trademark of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they

Danka Reports Second-Quarter Operating Results

November 3, 2005

relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition as the result of evolving technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any negative impact from the international scope of our operations; (xvi) fluctuations in foreign currencies; (xvii) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xviii) any inability to continue to access our credit facilities, or comply with the financial or other representations, warranties or covenants in our debt instruments; (xix) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters; (xx) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xxi) any inability by us to remediate our material weaknesses and (xxii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended June 30, 2005 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) from continuing operations that is computed as operating earnings (loss) from continuing operations before restructuring charges, free cash flow from continuing operations that is computed as net cash provided by (used in) continuing operating activities less capital expenditures plus proceeds from the sale of property and equipment and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Danka Reports Second-Quarter Operating Results

November 3, 2005

Although adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss) from continuing operations, free cash flow from continuing operations and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) from continuing operations as an indicator of our operating performance or cash flows from continuing operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended September 30, 2005 and 2004

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	September 30, 2005	September 30, 2004
Revenue:
Retail equipment and related sales	$103,468	$109,847
Retail service	123,294	139,619
Retail supplies and rentals	20,488	22,345
Wholesale	19,485	20,764

Total revenue	266,735	292,575

Cost of sales:
Retail equipment and related sales costs	73,657	73,015
Retail service costs	77,173	82,789
Retail supplies and rental costs, including depreciation on rental assets	13,108	13,573
Wholesale costs	15,884	17,165

Total cost of sales	179,822	186,542

Gross Profit	86,913	106,033
Operating expenses:
Selling, general and administrative expenses	89,955	100,984
Restructuring charges (credits)	1,597	(2,689)
Other expense (income)	321	1,811

Total operating expenses	91,873	100,106

Operating earnings (loss) from continuing operations	(4,960)	5,927
Interest expense	(8,074)	(7,575)
Interest income	151	123

Earnings (loss) from continuing operations before income taxes	(12,883)	(1,525)
Provision for income taxes	1,035	288

Earnings (loss) from continuing operations	(13,918)	(1,813)
Earnings (loss) from discontinued operations, net of tax	(651)	(27)
Gain (loss) on sale of operations, net of tax	(29,938)	—

Net Earnings (loss)	$(44,507)	$(1,840)

Net earnings (loss) available to common shareholders
Net earnings (loss) from continuing operations	$(13,918)	$(1,813)
Dividends and accretion on participating shares	(5,349)	(5,037)

Net earnings (loss) from continuing operations available to common shareholders	$(19,267)	$(6,850)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.30)	$(0.11)
Net earnings (loss) from discontinued operations	(0.48)	(0.00)

Net earnings (loss)	$(0.78)	$(0.11)

Weighted average ADSs	63,654	62,858

Danka Business Systems PLC

Consolidated Statements of Operations for the Six Months Ended September 30, 2005 and 2004

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Six Months Ended
	September 30, 2005	September 30, 2004
Revenue:
Retail equipment and related sales	$217,520	$204,860
Retail service	255,600	289,992
Retail supplies and rentals	42,736	46,541
Wholesale	43,457	44,665

Total revenue	559,313	586,058

Cost of sales:
Retail equipment and related sales costs	151,371	133,791
Retail service costs	160,710	168,986
Retail supplies and rental costs, including depreciation on rental assets	26,522	27,792
Wholesale costs	35,475	36,429

Total cost of sales	374,078	366,998

Gross Profit	185,235	219,060
Operating expenses:
Selling, general and administrative expenses	192,867	205,541
Restructuring charges (credits)	7,684	(2,689)
Other expense (income)	(139)	1,648

Total operating expenses	200,412	204,500

Operating earnings (loss) from continuing operations	(15,177)	14,560
Interest expense	(15,974)	(15,032)
Interest income	140	290

Earnings (loss) from continuing operations before income taxes	(31,011)	(182)
Provision for income taxes	2,051	182

Earnings (loss) from continuing operations	(33,062)	(364)
Earnings (loss) from discontinued operations, net of tax	(1,306)	(1,055)
Gain (loss) on sale of operations, net of tax	(30,259)	—

Net Earnings (loss)	$(64,627)	$(1,419)

Net earnings (loss) available to common shareholders
Net earnings (loss) from continuing operations	$(33,062)	$(364)
Dividends and accretion on participating shares	(10,675)	(9,997)

Net earnings (loss) from continuing operations available to common shareholders	$(43,737)	$(10,361)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.68)	$(0.16)
Net earnings (loss) from discontinued operations	(0.50)	(0.02)

Net earnings (loss)	$(1.18)	$(0.18)

Weighted average ADSs	63,605	62,807

Danka Business Systems PLC

Consolidated Balance Sheets as of September 30, 2005 and March 31, 2005

(In Thousands)

	September 30, 2005	March 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents, including restricted cash of $14,500 and $14,956, respectively	$85,513	$91,925
Accounts receivable, net of allowance for doubtful accounts	187,879	211,415
Inventories	96,206	91,029
Assets held for sale – discontinued operations	—	43,177
Prepaid expenses, deferred income taxes and other current assets	13,332	14,690

Total current assets	382,930	452,236
Equipment on operating leases, net	15,104	19,157
Property and equipment, net	42,485	49,225
Goodwill	205,737	213,531
Other intangible assets, net of accumulated depreciation	2,195	2,406
Deferred income taxes	1,550	8,946
Other assets	19,726	23,525

Total assets	$669,727	$769,026

Liabilities and shareholders’ equity (deficit)

Current liabilities:
Current maturities of long-term debt and notes payable	$1,983	$2,308
Accounts payable	171,032	167,292
Accrued expenses and other current liabilities	97,134	122,546
Taxes payable	34,295	36,249
Liabilities held for sale – discontinued operations	—	14,403
Deferred revenue	35,423	37,772

Total current liabilities	339,867	380,570
Long-term debt and notes payable, less current maturities	238,523	239,406
Deferred income taxes and other long-term liabilities	58,069	65,831

Total liabilities	636,459	685,807

6.5% senior convertible participating shares	310,583	299,906
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,327	5,277
Additional paid-in capital	329,671	329,152
Accumulated deficit	(571,262)	(495,960)
Accumulated other comprehensive loss	(41,051)	(55,156)

Total shareholders’ equity (deficit)	(277,315)	(216,687)

Total liabilities and shareholders’ equity (deficit)	$669,727	$769,026

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Six Months Ended September 30, 2005 and 2004

(In Thousands)

(Unaudited)

	September 30, 2005	September 30, 2004
Operating activities:
Net earnings (loss)	$(64,627)	$(1,419)
(Earnings) loss from discontinued operations	31,565	1,055

Earnings (loss) from continuing operations	(33,062)	(364)

Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,187	17,324
Deferred income taxes	(113)	(46)
Amortization of debt issuance costs	1,035	1,230
(Gain) loss on sale of property and equipment and equipment on operating leases	780	(930)
Proceeds from sale of equipment on operating leases	269	2,668
Restructuring charges	7,684	(2,689)
Changes in net assets and liabilities:
Accounts receivable, net	24,936	861
Inventories	(5,176)	(13,097)
Prepaid expenses and other current assets	1,177	(2,894)
Other non-current assets	3,701	4,007
Accounts payable	3,741	23,137
Accrued expenses and other current liabilities	(36,783)	(21,793)
Deferred revenue	(2,347)	(2,521)
Other long-term liabilities	(284)	(1,338)

Net cash (used in) provided by continuing operations	(19,255)	3,555
Net cash (used in) provided by discontinued operations	(102)	372

Net cash (used in) provided by operating activities	(19,357)	3,927

Investing activities:
Capital expenditures	(6,161)	(8,406)
Proceeds from sale of discontinued operations, net of cash	16,924	—
Proceeds from the sale of property and equipment	143	174

Net cash provided by (used in) continuing investing activities	10,906	(8,232)
Net cash used in discontinued investing activities	(456)	(1,953)

Net cash provided by (used in) investing activities	10,450	(10,185)

Financing activities:
Borrowings under line of credit agreements	15,700	1,369
Payments under line of credit agreements	(15,748)	(525)
Net payments under capital lease arrangements	(1,292)	(731)
Payment of debt issuance costs	—	(100)
Proceeds from stock options exercised	569	414

Net cash (used in) provided by continuing financing activities	(771)	427
Net cash used in discontinued financing activities	(99)	(283)

Net cash (used in) provided by financing activities	(870)	144

Effect of exchange rates	(2,826)	(54)

Net decrease in cash and cash equivalents	(12,603)	(6,168)
Cash and cash equivalents from continuing operations, beginning of period	91,925	106,854
Cash and cash equivalents from discontinued operations, beginning of period	6,191	5,936

Cash and cash equivalents from continuing operations, end of period	$85,513	$106,622

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three and six months ended September 30, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Operating earnings (loss) from continuing operations	$(4,960)	$5,927	$(15,177)	$14,560
Restructuring charges (credits)	1,597	(2,689)	7,684	(2,689)

Adjusted operating earnings (loss) from continuing operations	$(3,363)	$3,238	$(7,493)	$11,871

Danka Business Systems PLC

Free cash flow from continuing operations for the three and six months ended September 30, 2005 and 2004

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net cash provided by continuing operating activities	$(6,165)	$26,292	$(19,255)	$3,555
Capital expenditures	(2,830)	(3,244)	(6,161)	(8,406)
Proceeds from the sale of discontinued operations, net of cash	4,952	—	16,924	—
Proceeds from the sale of property and equipment	59	8	143	174

Free cash flow from continuing operations	$(3,984)	$23,056	$(8,349)	$(4,677)

Danka Business Systems PLC

Net Debt as of September 30, 2005 and March 31, 2005

(In Thousands)

(Unaudited)

	September 30, 2005	March 31, 2005
Current maturities of long-term debt and notes payable	$1,983	$2,308
Long-term debt and notes payable	238,523	239,406
Less: Cash and cash equivalents	(85,513)	(91,925)

Net Debt	$154,993	$149,789